                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                            ______________________

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 17, 2002



                         HOUSTON AMERICAN ENERGY CORP.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


            000-33027                                    76-0675953
     (Commission File Number)                 (IRS Employer Identification No.)


801 Travis, Suite 2020, Houston, Texas                77002
(Address of principal executive offices)            (Zip Code)


                                (713) 222-6966
             (Registrant's telephone number, including area code)


                          Texas Nevada Oil & Gas Co.
                           One Riverway, Suite 1700
                             Houston, Texas 77056
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

     On January 17, 2002, Texas Nevada Oil & Gas Co., a Texas corporation ("TNOG"), merged with and into Houston American Energy Corp., a Delaware corporation (the "Company"), pursuant to the Amended and Restated Plan and Agreement of Merger entered into between TNOG and the Company as of September 26, 2001 (the "Plan of Merger"). TNOG, a fully reporting public company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), held and operated all of the mineral interests of its parent, Unicorp, Inc., in the State of Texas prior to 1992. Since that time, TNOG has not conducted any material business activities.

     The Plan of Merger is set forth as Exhibit 2.1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The description of the terms and provisions of the Plan of Merger contained in this Form 8-K is a summary only, and is qualified in its entirety by reference to such document.

     Pursuant to the Plan of Merger, the Company's stockholders will retain their current shares of the Company's common stock, par value $0.001 per share ("HAEC Common Stock"), an aggregate of 11,403,414 shares, and the shareholders of TNOG will receive one share of HAEC Common Stock for each share of TNOG's common stock, par value $0.001 per share ("TNOG Common Stock"), surrendered to the Company. If all of TNOG's shareholders elect to surrender their shares of TNOG Common Stock, the Company will issue an aggregate of 596,469 shares of HAEC Common Stock (or approximately 4.97 percent of the then outstanding shares) to TNOG's shareholders.

     As the surviving entity in the merger, the Company succeeded to all of TNOG's assets and liabilities and TNOG's separate existence ceased. Additionally, the Company succeeded to TNOG's status as a fully reporting public company under the Exchange Act. If desired, additional information regarding the merger can be found in the Company's registration statement on Form S-4 filed with the United States Securities and Exchange Commission (the "SEC") and available on the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), which registered the resale of (i) the shares of the HAEC Common Stock to be issued to TNOG's shareholders as a result of the merger, and (ii) the shares of the HAEC Common Stock held by the Company's current stockholders other than John F. Terwilliger, the Company's sole director and executive officer.

     The merger of TNOG with and into the Company was approved by the written consent of all of the Company's stockholders and the written consent of the holders of over two-thirds of the outstanding TNOG Common Stock. There are no material relationships between TNOG or any of TNOG's shareholders and the Company, the Company's affiliates, directors, or officers, or any associate of the Company's directors or officers.
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Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements.

     The audited and unaudited financial statements of TNOG and the Company and the pro-forma financial information beginning on page F-1 of the Company's Registration Statement of Form S-4 (File No. 333-66638) originally filed with the SEC on August 3, 2001, as amended, is hereby incorporated by reference.

     (b)  Exhibits.

     The following exhibit is filed herewith:

          Exhibit 2.1. Amended and Restated Plan and Agreement of Merger dated as of September 26, 2001, between Houston American Energy Corp. and Texas Nevada Oil & Gas Co.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 22, 2002            HOUSTON AMERICAN ENERGY CORP.



                                   By  /s/ John F. Terwilliger
                                       ----------------------------------
                                       John F. Terwilliger, President